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                                                                     Exhibit 3.2

                                     FORM OF
                              AMENDED AND RESTATED
                                   BYE-LAWS OF

                                RAM HOLDINGS LTD.

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                                TABLE OF CONTENTS

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                                 INTERPRETATION

1.   Definitions

                                     SHARES
2.   Power to Issue Shares
3.   Power of the Company to Purchase its Shares
4.   Rights Attaching to Shares
5.   Calls on Shares
6.   Prohibition on Financial Assistance
7.   Forfeiture of Shares
8.   Share Certificates
9.   Fractional Shares

                             REGISTRATION OF SHARES
10.  Register of Members
11.  Registered Holder Absolute Owner
12.  Transfer of Registered Shares
13.  Restrictions on Transfer
14.  Transmission of Registered Shares

                           ALTERATION OF SHARE CAPITAL
15.  Power to Alter Capital
16.  Variation of Rights Attaching to Shares

                          DIVIDENDS AND CAPITALISATION
17.  Dividends
18.  Power to Set Aside Profits
19.  Method of Payment
20.  Capitalisation

                               MEETINGS OF MEMBERS
21.  Annual General Meetings
22.  Special General Meetings
23.  Requisitioned General Meetings and Member Proposals
24.  Notice
25.  Giving Notice
26.  Postponement of General Meeting
27.  Attendance and Security at General Meetings
28.  Quorum at General Meetings
29.  Chairman to Preside
30.  Voting on Resolutions
31.  Voting by Poll
32.  Voting by Joint Holders of Shares
33.  Instrument of Proxy
34.  Representation of Corporate Member
35.  Adjournment of General Meeting
36.  Written Resolutions
37.  Directors Attendance at General Meetings

       VOTING LIMITATIONS; PROVISION OF INFORMATION; CERTAIN SUBSIDIARIES
38.  Adjustment of Voting Power
39.  Provision of Certain Information
40.  Certain Subsidiaries

                             DIRECTORS AND OFFICERS
41.  Election of Directors
42.  Term of Office of Directors
43.  Alternate Directors
44.  Removal of Directors
45.  Vacancy in the Office of Director
46.  Remuneration of Directors
47.  Defect in Appointment of Director
48.  Directors to Manage Business
49.  Powers of the Board of Directors
50.  Register of Directors and Officers
51.  Officers
52.  Appointment of Officers
53.  Duties of Officers
54.  Remuneration of Officers
55.  Conflicts of Interest
56.  Indemnification and Exculpation of Directors and Officers
56A. Waiver of Claim by the Company and Members

                       MEETINGS OF THE BOARD OF DIRECTORS
57.  Board Meetings
58.  Notice of Board Meetings
59.  Participation in Meetings by Telephone
60.  Quorum at Board Meetings
61.  Board to Continue in the Event of Vacancy
62.  Chairman to Preside
63.  Written Resolutions
64.  Validity of Prior Acts of the Board

                                CORPORATE RECORDS
65.  Minutes
66.  Place Where Corporate Records Kept
67.  Form and Use of Seal
68.  Member Access to Records

                                    ACCOUNTS
69.  Books of Account
70.  Financial Year End

                                     AUDITS
71.  Annual Audit
72.  Appointment of Auditors
73.  Remuneration of Auditors
74.  Duties of Auditors
75.  Access to Records
76.  Financial Statements
77.  Distribution of Auditors Report
78.  Vacancy in the Office of Auditor

                              BUSINESS COMBINATIONS
79.  Business Combinations

                      VOLUNTARY WINDING-UP AND DISSOLUTION
80.  Winding-Up

                             CHANGES TO CONSTITUTION
81.  Changes to Bye-laws
82.  Discontinuance
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[RAM HOLDINGS LTD]                                                        Page 1


                                 INTERPRETATION

1.   DEFINITIONS

     1.1 In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

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Act                                  the Companies Act 1981 as amended from time
                                     to time;

Affiliate                            as ascribed to such term in Rule 12b-2 of
                                     the United States Securities Exchange Act
                                     of 1934, as amended;

Alternate Director                   an alternate director appointed in
                                     accordance with these Bye-laws;

Attribution Percentage               with respect to a Member, the percentage of
                                     the Member's shares that are treated as
                                     Controlled Shares of a Tentative 9.9% U.S.
                                     Member or a Tentative 24.5% U.S. Member;

Auditor                              includes an individual or partnership;

Board the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

Business Combination                 shall have the meaning ascribed to such
                                     term in Bye-law 79.3;

Cause                                means willful misconduct, fraud, gross
                                     negligence, embezzlement or any criminal
                                     conduct, or the failure to comply with the
                                     rules of the New York Stock Exchange or any
                                     other securities exchange or system on
                                     which any shares of the Company may be
                                     listed or otherwise authorised for trading
                                     from time to time including,
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[RAM HOLDINGS LTD]                                                        Page 2


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                                     without limitation, any best practice or
                                     corporate governance guidelines prescribed
                                     or recommended by such exchange or system,
                                     or an independent Director ceasing to be
                                     independent;

Code                                 the United States Internal Revenue Code of
                                     1986, as amended, or any United States
                                     federal statute then in effect that has
                                     replaced such statute and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement of the United States federal statute;

Common Shares                        shall have the meaning ascribed to such
                                     term in Bye-law 4.1;

Company the company for which these Bye-laws are approved and confirmed;

Constructive 9.9% U.S Member         a U.S. Person, other than a U.S. Person
                                     whose only Controlled Shares are shares
                                     that are Controlled Shares of PMI, (i) the
                                     Controlled Shares of which constitute more
                                     than nine and nine-tenths percent (9.9%) of
                                     the voting power of all issued and
                                     outstanding shares of the Company and (ii)
                                     which does not own shares of the Company
                                     directly or indirectly (within the meaning
                                     of Section 958(a)(2) of the Code);

Controlled Shares                    in reference to any person, all Shares that
                                     such person owns or is deemed to own
                                     directly, indirectly (within the meaning of
                                     section 958(a)(2) of the Code) or
                                     constructively (within the meaning of
                                     section 958(b) of the Code), in each case
                                     also within the meaning of Treasury
                                     Regulations promulgated thereunder and
                                     under
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[RAM HOLDINGS LTD]                                                        Page 3


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                                     section 957 of the Code);

Director a director of the Company, which, unless expressly stated to the contrary for a particular Bye-law provision, shall include an Alternate Director;

Exchange any securities exchange or other system on which any shares of the Company may be listed or otherwise authorised for trading from time to time, including, as may be applicable, The New York Stock Exchange and
                                     The Nasdaq National Market;

Group                                the Company and every company and other
                                     entity which is for the time being
                                     controlled by or under common control with the Company (for these purposes, "control" means the power, directly or indirectly, to direct management or policies of the person in question, whether by means of an ownership interest or otherwise);

Indirect when referring to a holder of shares, means ownership of shares within the meaning of section 958(a)(2) of the Code and Treasury
                                     Regulations promulgated thereunder;

Member each person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

Notice written notice as further provided in these Bye-laws unless otherwise specifically stated;

Officer                              any person appointed by the Board to hold
                                     an office in the
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[RAM HOLDINGS LTD]                                                        Page 4


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                                     Company;

PMI                                  PMI Mortgage Insurance Co., or The PMI
                                     Group, Inc. or any successor entity or any of them;

Preference Shares                    shall have the meaning ascribed to such
                                     term in Bye-law 4.1;

Register of Directors and Officers   the register of directors and officers
                                     referred to in these Bye-laws;

Register of Members                  the register of Members referred to in
                                     these Bye-laws;

Resident Representative              any person appointed to act as resident
                                     representative and includes any deputy or
                                     assistant resident representative;

Secretary                            the person appointed to perform any or all
                                     of the duties of secretary of the Company
                                     and includes any deputy, assistant or
                                     acting secretary;

Tentative 9.9% U.S. Member           a U.S. Person that, but for any adjustments
                                     or eliminations of voting power of any
                                     shares pursuant to Bye-laws 38 and 39.1,
                                     would be a 9.9% U.S. Member;

Tentative 24.5% U.S. Member          a U.S. Person that, but for any adjustments
                                     or eliminations of voting power of any
                                     shares pursuant to Bye-laws 38 and 39.1,
                                     would be a 24.5% U.S. Member;

United States                        the United States of America and dependent
                                     territories or any part thereof;

U.S. Person                          (i) an individual who is a citizen or
                                     resident of the United States, (ii) a
                                     corporation or partnership that is, as to
                                     the United States, a domestic corporation
                                     or partnership, (iii) an estate that is
                                     subject to United States federal

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[RAM HOLDINGS LTD]                                                        Page 5


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                                     income tax on its income, regardless of its
                                     source, or (iv) a "U.S. Trust;" a U.S.
                                     Trust is any trust (A) if and only if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more U.S. trustees have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a domestic trust under applicable U.S. Treasury regulations;

9.9% U.S. Member                     a U.S. Person, other than PMI or any other
                                     U.S. Person whose only Controlled Shares are shares that are Controlled Shares of PMI, the Controlled Shares of which constitute more than nine and nine-tenths percent (9.9%) of the voting power of all issued and outstanding shares of the Company and who generally would be required to recognize income with respect to the Company under section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in section
                                     957 of the Code and if the ownership
                                     threshold under section 951(b) of the Code were 9.9%; and

24.5% U.S. Member                    a U.S. Person the Controlled Shares of
                                     which constitute (i) more than nine and
                                     nine-tenths percent (9.9%) of the voting
                                     power of all the issued and outstanding
                                     shares of the Company, and (ii) twenty four
                                     and one-half percent (24.5%) or more of
                                     either the voting power or the value of all
                                     issued and outstanding shares of the
                                     Company and who generally would be required
                                     to recognize income with respect to the
                                     Company under section 951(a)(1) of the
                                     Code, if the Company were a controlled
                                     foreign corporation as defined in section
                                     957 of the Code and if the ownership
                                     threshold under section 951(b) of the Code
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[RAM HOLDINGS LTD]                                                        Page 6


                                     were 9.9%.

     1.2  In these Bye-laws, where not inconsistent with the context:

          (a) words denoting the plural number include the singular number and vice versa;

          (b) words denoting the masculine gender include the feminine and neuter genders;

          (c) words importing persons include individuals, companies, associations, partnerships, firms or bodies of persons whether corporate or not;

          (d)  the words:-

               (i)  "may" shall be construed as permissive; and

               (ii) "shall" shall be construed as imperative; and

          (e) unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

     1.3 In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

     1.4 Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

                                     SHARES

2.   POWER TO ISSUE SHARES

     2.1 Subject to these Bye-laws and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions, and with such rights and restrictions, as it may determine.
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[RAM HOLDINGS LTD]                                                        Page 7


     2.2 Without limitation to the provisions of Bye-law 4, subject to the provisions of the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

     2.3 Notwithstanding the foregoing or any other provision of these Bye-laws, the Company may not issue any shares or grant options or warrants in a manner that the Board determines may result in a non-de minimis adverse tax, legal or regulatory consequence to the Company, any of its subsidiaries or any direct or Indirect holder of shares or its Affiliates. Notwithstanding the foregoing provisions of this Bye-law, the restrictions of this Bye-law 2.3 shall not apply to any issuance of shares to a person acting as an underwriter in the ordinary course of its business, purchasing such shares, pursuant to a purchase agreement to which the Company is a party, for resale.

3.   POWER OF THE COMPANY TO PURCHASE ITS SHARES

     The Company may purchase its own shares in accordance with the provisions of the Act on such terms as the Board shall think fit. The Board may exercise all the powers of the Company to purchase all or any part of its own shares in accordance with the Act; provided, however, that such purchase may not be made if the Board determines that it would result in a non-de minimis adverse tax, legal or regulatory consequence to the Company, any of its subsidiaries or any direct or Indirect holder of shares or its Affiliates.

4.   RIGHTS ATTACHING TO SHARES

     4.1 At the date these Bye-laws are adopted, the share capital of the Company comprises two classes (i) the common shares of par value US$0.10 each (the "Common Shares"); and (ii) the undesignated preference shares of par value US$0.10 each (the "Preference Shares"). Subject to Bye-law 2.3, the Board is authorised to create, issue and redeem classes, sub-classes and series of shares, including without limitation sub-classes or series of common shares. For the avoidance of doubt, shares carrying no voting rights may be issued.

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[RAM HOLDINGS LTD]                                                        Page 8


     4.2 The holders of Common Shares shall, subject to the provisions of these Bye-laws (including, without limitation, the creation of classes or series of Preference Shares with other rights and restrictions):

          (a) be entitled to one vote per share before giving effect to any adjustments or eliminations of voting power required under Bye-laws 38 or 39.1;

          (b) be entitled to such dividends as the Board may from time to time declare;

          (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

          (d) generally be entitled to enjoy all of the general rights attaching to shares.

     4.3 Subject to Bye-law 2.3 the Board is authorised to issue any of the Preference Shares, which may be in one or more class or series (any or all of which may be different classes or sub classes of shares), and to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations, or restrictions thereof (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares). The authority of the Board with respect to a class or series of Preference Shares shall include, but not be limited to, determination of the following:

          (a) the number of shares constituting that class or series and the distinctive designation of that class or series;

          (b) the dividend rate on the shares of that class or series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that class or series;

          (c) whether that class or series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

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[RAM HOLDINGS LTD]                                                        Page 9


          (d) whether that class or series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

          (e) whether or not the shares of that class or series shall be redeemable or purchasable, and, if so, the terms and conditions of such redemption or purchase, including the manner of selecting shares for redemption or purchase if less than all shares are to be redeemed or purchased, the date or dates upon or after which they shall be redeemable or purchasable, and the amount per share payable in case of redemption or purchase, which amount may vary under different conditions and at different redemption or purchase dates;

          (f) whether that class or series shall have a sinking fund for the redemption or purchase of shares of that class or series, and, if so, the terms and amount of such sinking fund;

          (g) the right of the shares of that class or series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such class or series or any other class or series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

          (h) the rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that class or series;

          (i) any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that class or series; and

          (j)  transfer restrictions relating to such class or series of shares.

     4.4 Any Preference Shares which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes or series shall have the status of authorised and

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[RAM HOLDINGS LTD]                                                       Page 10


          unissued Preference Shares of the same class or series and may be reissued as a part of the class or series of which they were originally a part or may be reclassified and reissued as part of a new class or series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other class or series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any class or series of Preference Shares.

     4.5  At the discretion of the Board and subject to the provisions of
          Section 2.3 hereof, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, options, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the outstanding Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

5.   CALLS ON SHARES

     5.1 The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

     5.2 Any sum which by the terms of allotment of a share becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be a call duly made and payable, on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the

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[RAM HOLDINGS LTD]                                                       Page 11


          relevant provisions of these Bye-laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

     5.3 The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

     5.4 The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

6.   PROHIBITION ON FINANCIAL ASSISTANCE

     The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of the acquisition or proposed acquisition by any person of any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted under the Act.

7.   FORFEITURE OF SHARES

     7.1 If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

           Notice of Liability to Forfeiture for Non-Payment of Call
                       RAM Holdings Ltd. (the "Company")

          You have failed to pay the call of [amount of call] made on the [____] day of [_________], 20[__], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [____] day of [________], 20[__], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [___] per annum computed from the said [____] day of [________], 20[__] at the registered office of the Company the share(s) will be liable to be forfeited.


          Dated this [____] day of [________], 20[__]


          -----------------------------------------------
          [Signature of Secretary] By Order of the Board

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[RAM HOLDINGS LTD]                                                       Page 12


     7.2 If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

     7.3 A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

     7.4 The Board may accept the surrender of any shares which it is in a position to consider forfeited on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.   SHARE CERTIFICATES

     8.1 Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means. Notwithstanding the provisions of Bye-law 67, the Board may determine that a share or other security certificate need not be signed (for the purposes of attestation of the seal) on behalf of the Company.

     8.2 The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

     8.3 If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for such certificate if it sees fit.

9.   FRACTIONAL SHARES

     The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting

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[RAM HOLDINGS LTD]                                                       Page 13


     the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

                             REGISTRATION OF SHARES

10.  REGISTER OF MEMBERS

     10.1 The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

     10.2 The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

11.  REGISTERED HOLDER ABSOLUTE OWNER

     The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

12.  TRANSFER OF REGISTERED SHARES

     12.1 Subject to Bye-law 12.6, an instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

                          Transfer of a Share or Shares

                        RAM Holdings Ltd. (the "Company")

          FOR VALUE RECEIVED....................[amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] of shares of the Company.

          DATED this [___] day of [_________], 20[__]

          Signed by:                            In the presence of:


          -----------------------------------   --------------------------------
          Transferor                            Witness

[RAM HOLDINGS LTD]                                                       Page 14


          -----------------------------------   --------------------------------
          Transferee                            Witness

     12.2 Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

     12.3 The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

     12.4 The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

     12.5 The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

     12.6 Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

13.  RESTRICTIONS ON TRANSFER

     13.1 The Board may decline to approve or register or permit the registration of any transfer of shares if it appears to the Board, after taking into account the adjustments or eliminations of voting power of any shares pursuant to Bye-laws 38 and 39.1, that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any direct or Indirect holder of shares or its Affiliates would result from such transfer.

[RAM HOLDINGS LTD]                                                       Page 15


     13.2 The Board shall have the authority to request from any direct or Indirect holder of shares, and such holder shall provide, such information as the Board may reasonably request for the purpose of determining whether any transfer contemplated by Bye-law 13.1 should be permitted. If such information is not provided, the Board may decline to approve or register such transfer.

     13.3 Subject to any applicable requirements of any Exchange, the Board may decline to approve or to register any transfer of any share if a written opinion from counsel reasonably acceptable to the Company shall not have been obtained to the effect that registration of such transfer under the U.S. Securities Act of 1933, as amended from time to time, is not required.

14.  TRANSMISSION OF REGISTERED SHARES

     14.1 In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

     14.2 Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share (provided, however, if the Board, after taking into account the adjustments or eliminations of voting power of any shares pursuant to Bye-laws 38 and 39.1, determines that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any direct or Indirect holder of shares or its Affiliates would result from such transfer, the Board may decline to register such person as a Member), and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, or such other form acceptable to the Board, of the following:

     Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

[RAM HOLDINGS LTD]                                                       Page 16


                        RAM Holdings Ltd. (the "Company")

          I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

          DATED this [___] day of [_________], 20[__]

          Signed by:                            In the presence of:


          Transferor                            Witness
          -----------------------------------   --------------------------------


          Transferee                            Witness
          -----------------------------------   --------------------------------

     14.3 On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

     14.4 Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

                           ALTERATION OF SHARE CAPITAL

15.  POWER TO ALTER CAPITAL

     15.1 In addition to the authority of the Board to create, issue and redeem classes, sub-classes and series of shares as described in these Bye-laws, the Company may increase, divide, consolidate,

[RAM HOLDINGS LTD]                                                       Page 17


          subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by and in accordance with the Act and the Board is so authorised to so alter or reduce the Company's share capital by and in accordance with the Act.

     15.2 Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit; provided that in the determination of the Board any such action does not result in, after taking into account the adjustments or eliminations of voting power contained in Bye-laws 38 and 39.1, any non-de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any direct or Indirect holder of shares or its Affiliates.

16.  VARIATION OF RIGHTS ATTACHING TO SHARES

     16.1 If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast (subject to any adjustments or eliminations of voting power of any shares pursuant to Bye-laws 38 and 39.1) at a separate general meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions. Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any share ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable than those conferred by such shares.

     16.2 The Company shall not vary the rights attaching to any class of shares if the Board, after taking into account the adjustments or limitations of voting power of any shares pursuant to Bye-laws 38 and 39.1, determines that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any direct or Indirect holder of shares or its Affiliates would result from such variation.

[RAM HOLDINGS LTD]                                                       Page 18


                          DIVIDENDS AND CAPITALISATION

17.  DIVIDENDS

     17.1 The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company unless otherwise expressly provided for.

     17.2 The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

     17.3 The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

     17.4 The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company unless otherwise expressly provided for.

18.  POWER TO SET ASIDE PROFITS

     The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

19.  METHOD OF PAYMENT

     19.1 Any dividend or other monies payable in respect of a share may be paid by cheque or warrant sent through the post directed to the registered address of the Members (in the case of joint Members, the senior joint holder, seniority being determined by the order in which the names stand in the Register of Members) or person entitled thereto, or by direct transfer to such bank account as such Member or person entitled thereto may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to such persons as the Member may direct, and payment of the cheque or warrant shall be a good discharge to the Company. Every

[RAM HOLDINGS LTD]                                                       Page 19


          such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby. If two or more persons are registered as joint holders of any shares any one of them can give an effectual receipt for any dividend paid in respect of such shares.

     19.2 The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

     19.3 Any dividend and or other monies payable in respect of a share which has remained unclaimed for six years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the Company a trustee in respect thereof.

     19.4 The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member's new address. The entitlement conferred on the Company by this Bye-law 19.4 in respect of any Member shall cease if the Member claims a dividend or cashes a dividend warrant or cheque.

20.  CAPITALISATION

     20.1 The Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro-rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.

     20.2 The Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

[RAM HOLDINGS LTD]                                                       Page 20


                               MEETINGS OF MEMBERS

21.  ANNUAL GENERAL MEETINGS

     The annual general meeting of the Company shall be held in each year at such time and place as the President or the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint. No annual general meeting shall take place in the United States.

22.  SPECIAL GENERAL MEETINGS

     The President or the Chairman or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary. No special general meeting shall take place in the United States.

23.  REQUISITIONED GENERAL MEETINGS AND MEMBER PROPOSALS

     23.1 The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of the Act shall apply.

     23.2 Subject to any other requirements of applicable law, if a Member desires to submit a proposal for consideration at an annual general meeting or special general meeting, the provisions of the Act shall apply and written notice of such Member's intent to make such a proposal must be given and received by the Secretary at the principal executive offices or registered office of the Company not later than
          (i) with respect to an annual general meeting of Members, not less than one hundred and twenty (120) calendar days before the anniversary of the date of the Company's proxy statement released to Members in connection with the previous year's annual meeting, and (ii) with respect to a special general meeting, the close of business on the tenth (10th) day following the date on which notice of such meeting is first sent or given to the Members. Each notice shall describe the proposal in sufficient detail for a proposal to be summarized on the agenda for the meeting and shall set forth (i) the name and address, as it appears in the Register of Members, of the Member who intends to make the proposal; (ii) a representation that the

[RAM HOLDINGS LTD]                                                       Page 21


          Member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal; and (iii) the class and number of shares of the Company which are beneficially owned by the Member. In addition, the notice shall set forth the reasons for conducting such proposed business at the meeting and any material interest of the Member in such business.

     23.3 The chairman of the annual general meeting or special general meeting shall, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and shall refuse to acknowledge any matters which are not the subject of a valid notice made by a Member pursuant to Bye-law 23.2, and any such proposal not properly brought before the meeting shall not be considered.

24.  NOTICE

     24.1 At least 10 days' notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and that the election of Directors will take place thereat.

     24.2 At least 10 days' notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

     24.3 The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

     24.4 A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

[RAM HOLDINGS LTD]                                                       Page 22


     24.5 The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

25.  GIVING NOTICE

     25.1 A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

     25.2 Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

     25.3 Save as provided by Bye-law 25.4, any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail or such other method as the case may be.

     25.4 Mail notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail of any member state of the European Union, the United States or Bermuda.

     25.5 The Company shall be under no obligation to send a notice or other document to the address shown for any particular Member in the Register of Members if the Board considers that the legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which that address is situated are such that it is necessary or expedient not to send the notice or document concerned to such Member at such address and may require a Member with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.

[RAM HOLDINGS LTD]                                                       Page 23


26.  POSTPONEMENT OF GENERAL MEETING

     The Chairman or the President may, and the Secretary on instruction from the Chairman or the President shall, postpone or cancel any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for a postponed meeting shall be given to the Members in accordance with the provisions of these Bye-laws.

27.  ATTENDANCE AND SECURITY AT GENERAL MEETINGS

     27.1 Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

     27.2 The Board may, and at any general meeting, the chairman of such meeting may, make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

28.  QUORUM AT GENERAL MEETINGS

     28.1 At any general meeting of the Company two persons or more present in person at the start of the meeting and representing in person or by proxy shares carrying in excess of 50% of the voting power of all the outstanding shares of the Company (after giving effect to any adjustments or eliminations of voting power of any shares pursuant to Bye-laws 38 and 39.1) throughout the meeting shall form a quorum for the transaction of business.

     28.2 If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in

[RAM HOLDINGS LTD]                                                       Page 24


          any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. If the meeting shall be adjourned to the same day one week later or the Secretary shall determine that the meeting is adjourned to a specific date, time and place, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting being adjourned. If the Secretary shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

29.  CHAIRMAN TO PRESIDE

     Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, and if not the President, shall act as chairman at all meetings of the Members at which such person is present. In their absence, the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

30.  VOTING ON RESOLUTIONS

     30.1 Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws after giving effect to any adjustments or eliminations of voting power of any share, pursuant to Bye-laws 38 and 39.1 and in the case of an equality of votes the resolution shall fail.

     30.2 No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

     30.3 At any general meeting, if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

     30.4 At any general meeting, a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a

[RAM HOLDINGS LTD]                                                       Page 25


          particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

31.  VOTING BY POLL

     31.1 At any general meeting, a resolution put to the vote of the meeting or any question proposed for the consideration of the Members shall, in the first instance, be voted upon by poll, subject to any rights or restrictions for the time being lawfully attached to any class or series of shares.

     31.2 In accordance with Bye-law 31.1, subject to any rights or restrictions for the time being lawfully attached to any class or series of shares, every person present at such meeting shall have one vote for each voting share (subject to any adjustments or eliminations of voting power of any shares pursuant to Bye-laws 38 and 39.1) of which such person is the holder or for which such person holds a proxy and such votes shall be counted in the manner set out in Bye-law 31.4, or in the case of a general meeting at which one or more Members are present by telephone or electronic or other communication facilities, in such manner as the chairman of the meeting may direct. A person entitled to more than one vote need not use all of his votes or cast all the votes he uses in the same way. The result of such poll shall be deemed to be the resolution of the meeting at which the poll was taken and, for the avoidance of doubt, shall replace any previous resolution upon the same matter which may have been the subject of a vote on a show of hands.

     31.3 A poll taken in accordance with Bye-law 31.1 on a question of adjournment shall be taken forthwith and a poll taken on any other question shall be taken in such manner and at such time and place at such meeting as the chairman (or acting chairman) of the general meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

     31.4 Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be

[RAM HOLDINGS LTD]                                                       Page 26


          examined and counted by an inspector of election appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

32.  VOTING BY JOINT HOLDERS OF SHARES

     In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

33.  INSTRUMENT OF PROXY

     33.1 A Member may appoint a proxy by (a) an instrument appointing a proxy for a particular meeting of the Members or for all meetings of the Members for a certain or determinable period or until revocation of such appointment in writing in substantially the following form or such other form as the Board may determine from time to time or accept:

                                      Proxy

                        RAM Holdings Ltd. (the "Company")

          I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members held on the [_________] day of [_________], 20[____] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

          Signed this [_________] day of [_________], 20[____]


          ------------------------------
          Member(s)

          or (b) such telephonic, electronic or other means as may be approved by the Board from time to time.

     33.2 The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted shall be invalid.

[RAM HOLDINGS LTD]                                                       Page 27


     33.3 A Member who is the holder of two or more shares may appoint more than one proxy in respect of his shares to represent him and vote on his behalf.

     33.4 The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

34.  REPRESENTATION OF CORPORATE MEMBER

     34.1 A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Members or for all meetings of the Members or for all meetings of the Members for a certain or determinable period or until revocation of such authorisation in writing and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

     34.2 Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

35.  ADJOURNMENT OF GENERAL MEETING

     35.1 The chairman of any general meeting at which a quorum is present may with the consent of a majority in number of those present (and shall if so directed by a majority in number of those present), adjourn the meeting.

     35.2 In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

          (a) it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

          (b) the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

[RAM HOLDINGS LTD]                                                       Page 28


          (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

     35.3 Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

36.  WRITTEN RESOLUTIONS

     36.1 Subject to the following, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution (after giving effect to any adjustments or eliminations of voting power of any shares pursuant to Bye-laws 38 and 39.1).

     36.2 A resolution in writing may be signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or all the Members of the relevant class thereof, in as many counterparts as may be necessary.

     36.3 A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be (provided that any such resolution shall be valid only if (i) the signature of the last Member to sign is affixed outside the United States, and (ii) the Board has not determined that the use of a resolution in writing would result in a non-de minimis adverse tax, regulatory or legal consequence to the Company, any subsidiary of the Company, or any direct or Indirect holder of shares or its Affiliates), and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

     36.4 A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

[RAM HOLDINGS LTD]                                                       Page 29


     36.5 This Bye-law shall not apply to (i) a resolution passed to remove an Auditor from office before the expiration of his term of office; or
          (ii) a resolution passed to remove a Director from office before the expiration of his term of office.

     36.6 For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

37.  DIRECTORS ATTENDANCE AT GENERAL MEETINGS

     The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

       VOTING LIMITATIONS; PROVISION OF INFORMATION; CERTAIN SUBSIDIARIES

38.  ADJUSTMENT OF VOTING POWER

     38.1 The voting power of all shares is hereby adjusted (and shall be automatically adjusted in the future) to the extent necessary so that there is no 9.9% U.S. Member or 24.5% U.S. Member. The Board shall implement the foregoing in the manner provided herein; provided, however, that the foregoing provision and the remainder of this Bye-law 38 shall not apply in the event that one Member owns greater than 75% of the voting power or value of the issued and outstanding shares of the Company.

     38.2 The Board shall from time to time, including prior to any time at which a vote of Members is taken, take all reasonable steps that the Board, in its discretion, deems necessary, including those specified in Bye-law 39, to ascertain through communications with Members or otherwise, whether there exists, or will exist at the time any vote of Members is taken, a Tentative 9.9% U.S. Member or Tentative 24.5% U.S. Member. Notwithstanding the foregoing, neither the Company nor a Director will be liable to a Member or Indirect holder of shares for any losses or damages in the event that the Company reaches an erroneous conclusion on the existence of a Tentative 9.9% U.S. Member or a Tentative 24% U.S. Member.

[RAM HOLDINGS LTD]                                                       Page 30


     38.3 In the event that a Tentative 9.9% U.S. Member or Tentative 24.5% U.S. Member exists, the aggregate votes conferred by shares held by a Member and treated as Controlled Shares of that Tentative 9.9% U.S. Member or Tentative 24.5% U.S. Member shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.9% U.S. Member or Tentative 24.5% U.S. Member will constitute 9.9% of the voting power of all issued and outstanding shares. If more than one Tentative 9.9% U.S. Member or Tentative 24.5% U.S. Member exists, the previous sentence shall apply first to the Controlled Shares of the Tentative 9.9% U.S. Member or Tentative 24.5% U.S. Member that owns, directly, Indirectly or constructively (within the meaning of Section 958(b) of the Code), the largest number of Controlled Shares, provided that in the event of a tie, the reduction shall apply pro-rata based on the Controlled Shares so owned, to such Tentative 9.9% U.S. Members and/or Tentative 24.5% U.S. Member. In applying the previous two sentences where shares held by more than one Member are treated as Controlled Shares of a Tentative 9.9% U.S. Member or Tentative 24.5% U.S. Member, the reduction in votes shall apply to such Members in descending order according to their respective Attribution Percentages; provided that, (A) in the event of a tie, the reduction shall apply pro rata based on the number of Controlled Shares owned, directly, Indirectly or constructively (within the meaning of Section 958(b) of the Code) by each such Member and (B) if shares owned directly by PMI are treated as Controlled Shares of such Tentative 9.9% U.S. Member or Tentative 24.5% U.S. Member, the reduction in votes shall apply to PMI only after reducing to zero the votes of all other Members whose shares are treated as Controlled Shares of such Tentative 9.9% U.S. Member or Tentative 24.5% U.S. Member. Notwithstanding anything to the contrary set forth herein, in no event shall the voting power held by PMI be reduced to below 9.9% by operation of this Bye-law 38.3. The votes of Members owning no shares treated as Controlled Shares of any Tentative 9.9% U.S. Member or Tentative 24.5% U.S. Member shall, in the aggregate, be increased by the same number of votes subject to reduction as described above. Such increase shall apply to all such Members in proportion to their voting power at that time; provided that such increase shall be limited to the extent necessary to avoid causing any U.S. Person to be a 9.9% U.S. Member or 24.5% U.S. Member. The adjustments of voting power described in this Bye-law 38 shall apply repeatedly until there is no 9.9% U.S. Member and no 24.5% U.S. Member. The Board of Directors may deviate from any of the principles described in this Bye-law 38 and determine that shares held by a Member shall carry different voting rights as it determines appropriate (A) to avoid the existence of any 9.9% U.S. Member or 24.5% U.S.

[RAM HOLDINGS LTD]                                                       Page 31


          Member, or (B) to avoid a non-de minimis adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other direct or Indirect holder of shares or its Affiliates, including, without limitation, (i) allocating voting power resulting from a reduction, as described above, only to Members that have responded to a request from the Board for information pursuant to Bye-law 39.1 and (ii) reducing the voting power of the Controlled Shares of a U.S. Person that only owns shares as a result of the constructive ownership rules of section 958(b) of the Code, if the Company has actual knowledge that such ownership may result in a current income inclusion under section 951(a)(1) of the Code for another Member; provided, however, that such deviations shall not, without PMI's consent, reduce the aggregate votes conferred by shares held by PMI (i) under circumstances in which such reduction would not be required by the foregoing provisions of this Bye-law 38.3 or (ii) by a number of votes that would exceed the reduction required by such provisions. For the avoidance of doubt, in applying the provisions of this Bye-law 38, a share may carry a fraction of a vote.

     38.4 In the event that a Constructive 9.9% U.S. Member exists after the application of Bye-law 38.3, the aggregate votes conferred by shares held by a Member and treated as Controlled Shares of that Constructive 9.9% U.S. Member shall be reduced to the extent necessary such that the Controlled Shares of the Constructive 9.9% U.S. Member will constitute 9.9% of the voting power of all issued and outstanding shares. In addition to the provisions of Bye-laws 38.1, 38.3 and the foregoing in this Bye-law 38.4, shares shall not carry any right to vote to the extent that the Board determines that it is necessary after the application of Bye-law 38.3 that such shares should not carry the right to vote in order to avoid non-de minimis adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other direct or Indirect holder of shares or its Affiliates; provided that no adjustment pursuant to this sentence shall cause any person to become a 9.9% U.S. Member or 24.5% U.S. Member. In the event an adjustment to the votes of Members is required pursuant to this Bye-law 38.4 due to the existence of a Constructive 9.9% U.S. Member or otherwise, if shares owned directly by PMI are treated as Controlled Shares of such Constructive 9.9% U.S. Member, the reduction in votes shall apply to PMI only after reducing to zero the votes of all other Members whose shares are treated as Controlled Shares of such Constructive 9.9% U.S. Member, and in no event shall the voting power held by PMI be reduced to below 9.9% by operation of this Bye-law 38.4. The Board shall implement the adjustments set forth in this Bye-law 38.4 in a manner similar to the

[RAM HOLDINGS LTD]                                                       Page 32


          adjustments set forth in Bye-law 38.3. Notwithstanding the foregoing and any other provisions of these Bye-laws, the Board is under no obligation to determine the existence of a Constructive 9.9% U.S. Member.

     38.5 Prior to any date on which Members shall vote on any matter, the Board shall (i) retain the services of an internationally recognized accounting firm or organization with comparable professional capabilities in order to assist the Company in applying the principles of this Bye-law 38, and (ii) obtain from such firm or organization a statement describing the information obtained and procedures followed and setting forth the determinations made with respect to this Bye-law 38.

     38.6 The Board shall endeavour to notify each Member entitled to attend and vote at a general meeting prior to or at the start of such general meeting of the voting power conferred by its shares determined in accordance with this Bye-law 38.

     38.7 Any determination by the Board as to any adjustments to voting power of any share made pursuant to this Bye-law 38 shall be final and binding and any vote taken based on such determination shall not be capable of being challenged based solely on such determination. Failure to notify any Member pursuant to Bye-law 38.6 shall not affect the validity of any vote.

39.  PROVISION OF CERTAIN INFORMATION

     39.1 The Board shall have the authority to request from any Member or Indirect holder of shares, and such holder shall provide, such information as the Board may reasonably request for the purpose of determining whether any holder's voting rights are to be adjusted. If such Member or Indirect holder to whom the request is made fails to respond to such a request, or submits incomplete or inaccurate information in response to such a request, the Board may determine that the relevant Member's shares shall carry no voting rights, in which case such shares shall not carry any voting rights until such information is provided, or if no such information is provided, otherwise determined by the Board.

     39.2 Any Member or Indirect holder of shares other than PMI shall give notice to the Company within 10 days following the date that such Member or Indirect holder acquires actual knowledge that it is the owner of Controlled Shares of more than 9.9% of the voting power of all issued and

[RAM HOLDINGS LTD]                                                       Page 33


          outstanding shares, and PMI shall give notice to the Company within 10 days following the date that it acquires actual knowledge that it is the owner of Controlled Shares of 24.5% or more of the voting power or value of all issued and outstanding shares.

     39.3 Notwithstanding the foregoing, neither the Company nor any Director, Officer or Member shall be liable to any other Member or the Company for any losses or damages resulting from such Member's or Indirect holder's failure to respond to, or submission of incomplete or inaccurate information in response to, a request under Bye-law 39.1 or from such Member's failure to give notice under Bye-law 39.2.

     39.4 Any information provided by any Member or any Indirect holder of shares to the Company, the Directors or the Secretary pursuant to this Bye-law 39 or for purposes of making the analysis required by Bye-law 38, shall be deemed "confidential information" (the "Confidential Information") and shall be used by the Company solely for the purposes contemplated by such Bye-laws (except as may be required otherwise by applicable law or regulation). The Company shall hold such Confidential Information in strict confidence and shall not disclose any Confidential Information that it receives, except (i) to the U.S. Internal Revenue Service (the "Service") if and to the extent the Confidential Information is required by the Service, (ii) to any outside legal counsel or accounting firm engaged by the Company to make determinations regarding the relevant Bye-laws, or (iii) as otherwise required by applicable law or regulation.

     39.5 For the avoidance of doubt, the Company shall be permitted to disclose to the Members and others the relative voting percentages of the Members after application of Bye-laws 38 and 39.1. At the written request of a Member, the Confidential Information of such Member shall be destroyed or returned to such Member after the later to occur of
          (i) such Member no longer being a Member, or (ii) the expiration of the applicable statute of limitations with respect to any Confidential Information obtained for purposes of engaging in any tax-related analysis.

40.  CERTAIN SUBSIDIARIES

     40.1 Notwithstanding any other provision of these Bye-laws to the contrary, if the Company is required or entitled to vote at a general meeting of any non United States direct subsidiary of the Company, the Board shall refer the subject matter of the vote to the Members of the Company at a general meeting (subject to any adjustments or eliminations of voting power of any shares,

[RAM HOLDINGS LTD]                                                       Page 34


          pursuant to Bye-laws 38 and 39.1) and seek direction from the Members for the Company's corporate representative or proxy to vote in favour of or against the resolution proposed by the subsidiary or to abstain from voting on the resolution; provided that in the case of an election of the directors of a subsidiary, the principles of Bye-law
          41.5 shall apply. The Board shall cause the Company's corporate representative or proxy to vote the Company's shares in the subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company's corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the subsidiary or to abstain from voting on the resolution.

     40.2 The Board shall require that the Bye-laws or Articles of Association, or similar organizational documents, of each direct subsidiary of the Company organized under the laws of a jurisdiction outside the United States shall contain provisions substantially similar to this Bye-law
          40. The Company shall enter into agreements, as and when determined by the Board, with each such subsidiary, only if and to the extent reasonably necessary and permitted under applicable law, to effectuate or implement this Bye-law 40.

                             DIRECTORS AND OFFICERS

41.  ELECTION OF DIRECTORS

     41.1 The Board shall consist of such number of Directors being not less than 11 Directors and not more than 15 Directors as the Board may from time to time determine.

     41.2 Only persons who are proposed or nominated in accordance with this Bye-law shall be eligible for election as Directors. Any Member or the Board may propose any persons for election as a Director. Where any person, other than a Director retiring at the meeting or a person proposed for re-election or election as a Director by the Board, is to be proposed for election as a Director, notice must be given to the Company of the intention to propose him and of his willingness to serve as a Director. That notice must be given not less than 90 days before the anniversary of the last annual general meeting prior to the giving of the notice or not less than 10 days prior to the meeting at which Directors are to be elected, whichever deadline occurs earlier. In addition, such notice shall set forth (a) as to each individual whom such Member proposes to nominate for

[RAM HOLDINGS LTD]                                                       Page 35


          election as a Director, (i) the name, age, business address and residence address of such individual, (ii) the principal occupation or employment of such individual, (iii) the class and number of shares of the Company which are beneficially owned by such individual and (iv) any other information relating to such individual that is required to be disclosed in solicitations of proxies with respect to nominees for election as Directors pursuant to Regulation 14A under the Exchange Act (including, without limitation, such individual's written consent to being named as a nominee in the Company's proxy statement delivered to Members in connection with the annual general meeting at which the individual is to be nominated and to serving as Director, if elected); and (b) as to the Member giving the notice (i) the name and address, as they appear on the Register of Members, of such Member, (ii) the class and number of shares which are beneficially owned by such Member, and (iii) the period of time such shares have been owned.

     41.3 Where the number of persons validly proposed for re-election or election as a Director is greater than the number of Directors to be elected, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

     41.4 At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

     41.5 Notwithstanding anything to the contrary in these Bye-laws (but subject to any adjustments or eliminations of voting power of any shares pursuant to Bye-laws 38 and 39.1), Members shall have the right, to cast their votes for the election or appointment of Directors on a cumulative basis. Any Member wishing to exercise this right, must give notice to the secretary of the Company at least two
          (2) days prior to the date of the meeting for the election or appointment of Directors of the Member's intention to cumulate votes. If any Member has given such a notice, then every Member entitled to vote may cumulate votes for Directors in nomination. If cumulative voting is in effect, shares represented by each properly signed proxy card will also be voted on a cumulative basis, with the votes distributed among the Director nominees in accordance with the judgment of the persons named in the proxy card; provided that the appointed proxy may not distribute any votes of a Member to a Director nominee for whom the Member in its proxy voted against or withheld its vote. For purposes of this Bye-law, voting on a cumulative basis shall mean that a Member shall be permitted to cast a number of votes for

[RAM HOLDINGS LTD]                                                       Page 36


          Directors equal to the product of the number of shares owned by such Member and the number of Directors to be elected, and that each Member may cast all of its votes as so determined for one or more of the Directors nominated for election.

42.  TERM OF OFFICE OF DIRECTORS

     A Director shall hold office until the next annual general meeting, subject to being removed pursuant to Bye-law 44 or his office is otherwise vacated pursuant to Bye-law 45.

43.  ALTERNATE DIRECTORS

     43.1 At any general meeting of the Company, the Members may elect a person or persons to act as a Director in the alternative to any one or more Directors of the Company or may authorise the Board to appoint such Alternate Directors.

     43.2 Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself by notice in writing deposited with the Secretary. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

     43.3 An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

     43.4 An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

44.  REMOVAL OF DIRECTORS

     44.1 A Director may be removed from the office of Director before the expiry of his term by resolution passed at any general meeting of the Members but only for Cause by the affirmative vote of Members holding at least a majority of the total combined voting power of all of the

[RAM HOLDINGS LTD]                                                       Page 37


          issued and outstanding shares of the Company after giving effect to any adjustments or eliminations of voting power of any shares pursuant to Bye-laws 38 and 39.1; provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director's removal.

     44.2 If a Director is removed from the Board under the provisions of this Bye-law, the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy in accordance with Bye-law 45.

45.  VACANCY IN THE OFFICE OF DIRECTOR

     45.1 Subject to Bye-law 44.2, the Board shall have the power from time to time and at any time, by the affirmative vote of at least a majority of the Directors then in office, to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification, resignation or any other cause set forth in Bye-law 45.2 of any Director; provided, that such vacancy shall be filled within 28 days after the occurrence of such vacancy. A Director so appointed shall hold office until the next annual general meeting or until such Director's office is otherwise vacated.

     45.2 The office of Director shall be vacated if the Director:

          (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

          (b) is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

          (c)  is or becomes of unsound mind or dies;

          (d)  resigns his office by notice in writing to the Company; or

          (e) that is otherwise employed by the Company resigns from such other employment or ceases to be so employed.

[RAM HOLDINGS LTD]                                                       Page 38


46.  REMUNERATION OF DIRECTORS

     46.1 The remuneration and other benefits (if any) of the Directors shall be determined by the Board, or a committee thereof, including without limitation participation in any share option or incentive plan, and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

     46.2 A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period on such terms as to remuneration and otherwise as the Board may determine.

     46.3 The Board, or a committee thereof, may award special remuneration and benefits to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his or her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or attorney to the Company, or otherwise serves it in a professional capacity, shall be in addition to his or her remuneration as a Director.

47.  DEFECT IN APPOINTMENT OF DIRECTOR

     All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

48.  DIRECTORS TO MANAGE BUSINESS

     48.1 The business of the Company shall be managed and conducted by the Board. The Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting. The Board may also present any petition and make any application in connection with the liquidation or reorganisation of the Company.

[RAM HOLDINGS LTD]                                                       Page 39


     48.2 Subject to these Bye-laws, the Board may delegate to any company, firm, person or body of persons any power of the Board (including the power to sub-delegate).

49.  POWERS OF THE BOARD OF DIRECTORS

     49.1 The Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting. The Board may also present any petition and make any application in connection with the liquidation or reorganisation of the Company. The Board may:

          (a) appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

          (b) exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

          (c) appoint one or more Directors to the office of Managing Director or Chief Executive Officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

          (d) appoint a Director as chairman of the Board; provided, however, that in the event that and for so long as the Controlled Shares held by PMI are reduced to constitute 9.9% of the voting power of all issued and outstanding shares of the Company pursuant to Bye-law 38, PMI shall have the exclusive right to appoint the chairman of the Board from among the Directors then serving on the Board, provided further that PMI may only appoint as chairman of the Board a Director for whom, at the immediately preceding general meeting of Members for the election of Directors, PMI voted at least half of the then current voting power of its shares in favor of election to the Board. If and when PMI exercises its right under this Bye-law 49.1(d), any chairman of the Board previously appointed by the Board shall automatically and without further action be removed as

[RAM HOLDINGS LTD]                                                       Page 40


               chairman of the Board, but shall remain as a Director, effective with PMI's appointment of a chairman of the Board pursuant to this Bye-law 49.1(d).

          (e) appoint a person to act as manager of the Company's day-to-day business or any part thereof (and the Board may appoint more than one manager as manager of different parts of the Company's business) and entrust to and confer upon such manager such powers and duties as he deems appropriate for the transaction or conduct of such business;

          (f) by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company;

          (g) procure that the Company pays all expenses incurred in promoting and incorporating the Company;

          (h) delegate any of its powers to a committee appointed by the Board (including the power to sub-delegate) which may consist partly or entirely of Directors or non-Directors provided that every such committee shall conform to such directions as the Board shall impose of them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superceded by directions imposed by the Board;

          (i) in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

[RAM HOLDINGS LTD]                                                       Page 41


          (j) authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

50.  REGISTER OF DIRECTORS AND OFFICERS

     The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

51.  OFFICERS

     The Officers shall consist of a President and a Vice President or a Chairman and a Deputy Chairman, a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

52.  APPOINTMENT OF OFFICERS

     The Board shall appoint a President and Vice President or a Chairman and Deputy Chairman who shall be Directors. The Secretary (and additional Officers, if any) shall be appointed by the Board from time to time

53.  DUTIES OF OFFICERS

     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

54.  REMUNERATION OF OFFICERS

     The Officers shall receive such remuneration as the Board, or a committee thereof, may determine.

55.  CONFLICTS OF INTEREST

     55.1 Any Director may hold any other office or place of profit under the Company, and any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in any capacity for the Company and such Director or such Director's firm, partner or company shall be entitled to remuneration for services or work as if such Director were not a Director.

[RAM HOLDINGS LTD]                                                       Page 42


          Nothing herein contained shall authorise a Director or Director's firm, partner or company to act as Auditor to the Company.

     55.2 A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

     55.3 Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

56.  INDEMNIFICATION AND EXCULPATION OF DIRECTORS AND OFFICERS

     56.1 The Directors, Secretary, other Officers (such term to include, for the purposes of Bye-laws 56 and 56A, any person appointed to any committee by the Board) and the Resident Representative for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses (including, but not limited to, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons.

[RAM HOLDINGS LTD]                                                       Page 43


     56.2 No Director, Secretary, other Officer or Resident Representative and no liquidator or trustee of the Company for the time being acting in relation to any of the affairs of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or Officer or other person, or for any loss or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Board for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Company is invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects is deposited, or for any loss occasioned by an error of judgment, omission, default or oversight on his or her part, or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of the duties of his or her office, or in relation thereto, unless the same happens through fraud or dishonesty on his or her part.

     56.3 Each Director, Secretary, other Officer and the Resident Representative and the liquidator or trustee (if any) of the Company, and his or her heirs, executors and administrators, shall be indemnified out of the assets of the Company against all liabilities, losses, costs and expenses which he or she or any of his or her heirs, executors or administrators, incur or may incur or sustain, by or by reason of any act, by such person, or other person or a collective of persons (including, without limitation, the Board) or by the Company, done, concurred in or omitted in or about the execution of his, her or their duty, or supposed duty, or in his, her or their respective offices or trusts, in defending or appearing or giving evidence in any proceedings (such term to include, for the purposes of this Bye-law, threatened proceedings, investigations and enquiries, whether by a regulatory authority, prosecutions authority or otherwise), whether civil or criminal, including where allegations of fraud and dishonesty are made against such Director or other person, and the Company shall pay to or on behalf of such Director or any other person any and all funds associated in defending or appearing or giving evidence in such proceedings (including without limitation independent representation and counseling by an attorney or other professional selected by such Director or other person covered) as and when such liabilities, losses, costs and expenses are incurred; PROVIDED THAT in the event of a finding of fraud or dishonesty (as found in a final judgment or decree not subject to appeal), such Director or other person shall reimburse to the Company all funds paid by the Company in respect of liabilities, losses, costs and expenses of defending such proceedings.

[RAM HOLDINGS LTD]                                                       Page 44


     56.4 The provisions of this Bye-law 56 shall apply to, and for the benefit of, any person acting as (or with the reasonable belief that he or she will be appointed or elected as) a Director, Secretary, other Officer, the Resident Representative, or liquidator or trustee in the reasonable belief that he or she has been so appointed or elected notwithstanding any defect in such appointment or election and to any person who is no longer, but at one time was, a Director, Secretary, other Officer, Resident Representative or liquidator or trustee of the Company.

     56.5 The foregoing rights of indemnification shall not be exclusive of any other rights to which any such person may be entitled apart from the provisions of this Bye-law.

56A. Waiver of Claim by the Company and Members

     56A.1 The Company and each Member agree to waive any claim or right of action the Company or such Member might have, whether individually or by or in the right of the Company, against any Director, Secretary, other Officer, Resident Representative or liquidator or trustee of the Company on account of any action taken by such director or other such person, or the failure of such Director or other person to take any action, in the performance of his or her duties with or for the Company; PROVIDED, THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or other person.

     56A.2 The provisions of this Bye-law 56A shall apply to, and for the benefit of, any person acting as (or with the reasonable belief that he or she will be appointed or elected as) a Director, Secretary, other Officer, the Resident Representative, or liquidator or trustee in the reasonable belief that he or she has been so appointed or elected notwithstanding any defect in such appointment or election and to any person who is no longer, but at one time was, a Director, Secretary, other Officer, Resident Representative or liquidator or trustee of the Company.

                       MEETINGS OF THE BOARD OF DIRECTORS

57.  BOARD MEETINGS

     The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

[RAM HOLDINGS LTD]                                                       Page 45


58.  NOTICE OF BOARD MEETINGS

     A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if, at least seven days prior to such meeting, it is given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, cable, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director's last known address or any other address given by such Director to the Company for this purpose; provided, however, that a Director may consent to a shorter notice period orally or in writing before the commencement of the meeting.

59.  PARTICIPATION IN MEETINGS BY TELEPHONE

     Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

60.  QUORUM AT BOARD MEETINGS

     The quorum necessary for the transaction of business at a meeting of the Board may be fixed by the Board from time to time and, unless so fixed at any other number, shall be a simple majority of the entire Board at the time of the meeting (provided that such quorum shall not be less than two individuals in accordance with the Act).

61.  BOARD TO CONTINUE IN THE EVENT OF VACANCY

     The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by or in accordance with these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company; or (ii) preserving the assets of the Company.

[RAM HOLDINGS LTD]                                                       Page 46


62.  CHAIRMAN TO PRESIDE

     Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, and if not the President, shall act as chairman at all meetings of the Board at which such person is present. In their absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by the Directors present at the meeting.

63.  WRITTEN RESOLUTIONS

     A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution, provided that any such resolution shall be valid only if (i) the signature of the last Director to sign is affixed outside the United States, and (ii) the Board has not determined that the use of a resolution in writing would result in a non-de minimis adverse tax, regulatory or legal consequence to the Company, any subsidiary of the Company, or any direct or Indirect holder of shares or its Affiliates. For the purposes of this Bye-law only, "Director" shall not include an Alternate Director. Such resolution shall be deemed to be adopted, as an act of the Board, at the place where, and at the time when, the signature of the last Director to sign is affixed thereto.

64.  VALIDITY OF PRIOR ACTS OF THE BOARD

     No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

                                CORPORATE RECORDS

65.  MINUTES

     65.1 The Board shall cause minutes to be duly entered in books provided for the purpose:

          (a)  of all elections and appointments of Officers;

          (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

[RAM HOLDINGS LTD]                                                       Page 47


          (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.

66.  PLACE WHERE CORPORATE RECORDS KEPT

     Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

67.  FORM AND USE OF SEAL

     67.1 The seal of the Company shall be in such form as the Board may determine. The Board may adopt one or more duplicate seals.

     67.2 Subject to Bye-law 8.1, the seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for that purpose, provided that any Director, Officer or Resident Representative may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

68.  MEMBER ACCESS TO RECORDS

     Any Member, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from: (a) the Register of Members (as set forth in Bye-law 10) and its other books and records; and (b) the books and records of any subsidiary, to the extent that the Company has actual possession and control of such records of such subsidiary. In every instance where the Member is other than a registered holder of the Company's shares, the demand under oath shall state the person's status as a Member, be accompanied by documentary evidence of beneficial ownership of the shares and state that such documentary evidence is a true and correct copy of what it purports to be. A proper purpose shall mean a purpose reasonably related to such person's interest as a Member. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorises

[RAM HOLDINGS LTD]                                                       Page 48


     the attorney or other agent to so act on behalf of the Member. The demand under oath shall be directed to the Company at its principal place of business.

                                    ACCOUNTS

69.  BOOKS OF ACCOUNT

     69.1 The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

          (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

          (b)  all sales and purchases of goods by the Company; and

          (c)  all assets and liabilities of the Company.

     69.2 Such records of account shall be kept at the registered office of the Company, or subject to the provisions of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

70.  FINANCIAL YEAR END

     The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

                                     AUDITS

71.  ANNUAL AUDIT

     Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

[RAM HOLDINGS LTD]                                                       Page 49


72.  APPOINTMENT OF AUDITORS

     72.1 Subject to the provisions of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company.

     72.2 The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

73.  REMUNERATION OF AUDITORS

     The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

74.  DUTIES OF AUDITORS

     74.1 The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

     74.2 The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

75.  ACCESS TO RECORDS

     The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

76.  FINANCIAL STATEMENTS

     Subject to any rights to waive laying of accounts pursuant to the provisions of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

[RAM HOLDINGS LTD]                                                       Page 50


77.  DISTRIBUTION OF AUDITORS REPORT

     The report of the Auditor shall be submitted to the Members in general meeting.

78.  VACANCY IN THE OFFICE OF AUDITOR

     If the office of Auditor becomes vacant by the resignation or death or the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the vacancy thereby created shall be filled in accordance with the Act.

                              BUSINESS COMBINATIONS

79.  BUSINESS COMBINATIONS

     79.1 Subject to Bye-law 79.2, the Company shall not engage in any Business Combination unless such Business Combination has been approved by a resolution of the Members by the affirmative votes of the holders of not less than 66% of the voting power of the Company (subject to any adjustments or eliminations of voting power of any shares pursuant to Bye-laws 38 and 39.1).

     79.2 Bye-law 79.1 shall not apply in respect of any Business Combination approved by the Board, and in respect of any Business Combination approved by the Board which the Act requires to be approved by the Members, the necessary general meeting quorum and Members' approval shall be as set out in Bye-laws 28 and 30 respectively.

     79.3 In this Bye-law, "Business Combination" means:

          (a) any amalgamation, merger, consolidation or similar transaction involving the Company, other than any such transaction in which the Members as of immediately prior to such transaction hold, directly or indirectly, as of immediately following such transaction voting securities of the resulting, surviving or continuing entity representing a majority of all outstanding voting securities of such entity;

          (b) any sale or transfer by the Company, in a single transaction or series of related transactions, to one person or a group (as defined in Rule 13d-3 of the Exchange Act) of securities representing a majority of the voting power of the Company; or

[RAM HOLDINGS LTD]                                                       Page 51


          (c) any sale or other disposition of all or substantially all of the assets of the Company or of all or substantially all of the assets of any company or other entity in the Group in a single transaction or a series of related transactions, not being in connection with that company's insurance or reinsurance business.

                      VOLUNTARY WINDING-UP AND DISSOLUTION

80.  WINDING-UP

     If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             CHANGES TO CONSTITUTION

81.  CHANGES TO BYE-LAWS

     81.1 Subject to Bye-laws 81.2, 81.3 and 81.4, no Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of Members.

     81.2 Bye-laws 38, 39, 41, 42, 44, 79, and 81 shall not be rescinded, altered or amended and no new Bye-law shall be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been approved by a resolution of the Board including the affirmative vote of not less than 66% of the Directors then in office and by a resolution of the Members including the affirmative vote of not less than 66% of the voting power of the Company (subject to any adjustments or eliminations of voting power of any shares pursuant to Bye-laws 38 and 39.1).

[RAM HOLDINGS LTD]                                                       Page 52


     81.3 Notwithstanding any other provision of these Bye-laws, any amendment of Bye-law 38 that would adversely affect PMI, any amendment of Bye-law 41.1 so as to reduce the size of the Board below 11 Directors, and any amendment of Bye-law 41.5, 44.1, 49.1(d) or this Bye-law 81.3, which amendment is to be in effect during any time when PMI remains a Member, shall require the approval of PMI.

     81.4 Bye-law 30.1 shall not be rescinded, altered or amended and no new Bye-law shall be made which would have the effect of rescinding, altering or amending the provisions of such Bye-law, until the same has been approved by a resolution of the Board and by a resolution of the Members including the affirmative vote of at least a majority of the voting power of shares entitled to vote at a meeting of Members (subject to the provisions of Bye-laws 39 and 39.1).

82.  DISCONTINUANCE

     The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.